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                                                                      EXHIBIT 23







CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Interface, Inc.
Atlanta, Georgia

     We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the Company's Registration Statements on Form S-8 (File Numbers 33-28305 and 33-28307) of our reports dated February 27, 1996, relating to the consolidated financial statements and schedules of Interface, Inc. appearing in the Company's Form 10-K for the year ended December 31, 1995.

     We also consent to the reference to us under the caption "Experts" in the Prospectuses.





                               BDO SEIDMAN, LLP



Atlanta, Georgia
March 29, 1996